Subsidiaries of Registrant                                      Exhibit 21.1

                                             State of
                                             Incorporation/
Subsidiary                                   Organization
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Owens & Minor Medical, Inc.                  Virginia
National Medical Supply Corporation          Delaware
Owens & Minor West, Inc.                     California
Koley's Medical Supply, Inc.                 Nebraska
Lyons Physician Supply Company               Ohio
A. Kuhlman & Co.                             Michigan
Stuart Medical, Inc.                         Pennsylvania
O&M Funding Corp.                            Virginia
Owens & Minor Trust I                        Delaware